UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact name of registrant as specified in its charter)

DEUTSCHE BANK CORPORATION

(Translation of registrant’s name into English)

Federal Republic of Germany

(Jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

Taunusanlage 12, 60325 Frankfurt am Main, Germany

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.50% Fixed Rate Subordinated Tier 2 Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-184193

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Debt Securities” in the Prospectus included in the Registration Statement on Form F-3 (File No. 333-184193), filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2012 (the “Registration Statement”) of Deutsche Bank Aktiengesellschaft (the “Registrant”), which information is incorporated herein by reference, and (2) the information under the heading “Description of the Subordinated Notes” in a prospectus supplement (the “Prospectus Supplement”) filed with the SEC on March 31, 2015 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of the Registrant are currently registered. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with the Registration Statement:

4.2	Subordinated Indenture, dated May 21, 2013, among Deutsche Bank Aktiengesellschaft, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, incorporated by reference to Exhibit 4.2 to the Registration Statement, included as Exhibit 4.2 to the post-effective amendment to the Registration Statement filed with the SEC on May 21, 2013.

4.28	Second Supplemental Subordinated Indenture, dated April 1, 2015, among Deutsche Bank Aktiengesellschaft, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, incorporated by reference to Exhibit 4.28 to the Registration Statement, included as Exhibit 4.28 to the Registrant’s Current Report on Form 6-K filed with the SEC on April 1, 2015.

4.29	Form of 4.50% Fixed Rate Subordinated Tier 2 Note due 2025 of Deutsche Bank Aktiengesellschaft (included in Exhibit 4.28).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2015

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	s/ David Petrie

Name:	David Petrie
Title:	Director

By:	/s/ Sean Rahavy

Name:	Sean Rahavy
Title:	Vice President

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